Exhibit 21.1

SUBSIDIARIES

Name	Jurisdiction of Organization
Araucaria Brazil LLC	Delaware
Araucaria LLC	Delaware
Araucaria do Brasil Projetos Imob. Ltda.	Brazil
Elouveira Brazil LLC	Delaware
Elouveira LLC	Delaware
Elouveira do Brasil Projetos Imob. Ltda.	Brazil
HCB II River LLC	Delaware
Hines REIT 1515 S Street GP LLC	Delaware
Hines REIT 1515 S Street LP	Delaware
Hines REIT 1900 / 2000 Alameda de las Pulgas LLC	Delaware
Hines REIT 2007 Facility Holdings LLC	Delaware
Hines REIT 2200 Ross Ave GP LP	Delaware
Hines REIT 2200 Ross Ave LLC	Delaware
Hines REIT 2555 Grand LLC	Delaware
Hines REIT 2800 PO Parcels GP LLC	Delaware
Hines REIT 2800 PO Parcels LP	Delaware
Hines REIT 2800 Post Oak GP LLC	Delaware
Hines REIT 2800 Post Oak LP	Delaware
Hines REIT 2800 Post Oak Services Inc.	Texas
Hines REIT 3100 McKinnon Street LP	Delaware
Hines REIT 3100 McKinnon Street GP LLC	Delaware
Hines REIT 321 N Clark LLC	Delaware
Hines REIT 3400 Data Drive GP LLC	Delaware
Hines REIT 3400 Data Drive LP	Delaware
Hines REIT 345 Inverness Drive LLC	Delaware
Hines REIT 5th and Bell LLC	Delaware
Hines REIT 595 Bay GP LLC	Delaware
Hines REIT 595 Bay L.P.	Delaware
Hines REIT 595 Bay Trust	Delaware
Hines REIT 595 Bay (Trustee) LLC	Delaware
Hines REIT 595 Bay Opco ULC	Canada
Hines REIT 595 Bay ULC	Canada
Hines REIT 595 Bay Beneficiary Trust	Delaware
Hines REIT ACC II LLC	Delaware
Hines REIT Airport Corporate Center LLC	Delaware
Hines REIT Arapahoe I LLC	Delaware
Hines REIT Arapahoe II LLC	Delaware
Hines REIT Daytona Campus LLC	Delaware
Hines REIT DFW Corporate Drive GP LLC	Delaware
Hines REIT DFW Corporate Drive LP	Delaware
Hines REIT El Segundo GP LLC	Delaware
Hines REIT El Segundo LP	Delaware
Hines REIT Laguna Campus LLC	Delaware
Hines REIT Minneapolis Industrial LLC	Delaware
Hines REIT One Wilshire GP LLC	Delaware
Hines REIT One Wilshire LP	Delaware
Hines REIT One Wilshire Services Inc.	Delaware
Hines REIT Properties, L.P.	Delaware
Hines REIT Retail Holdings LLC	Delaware
Hines REIT Seattle Design Center LLC	Delaware
Hines REIT Services Holding Inc.	Delaware

Name	Jurisdiction of Organization
Hines REIT Three Huntington Quadrangle LLC	Delaware
Hines REIT Watergate GP LLC	Delaware
Hines REIT Watergate LP	Delaware
Hines US Core Office Fund LP	Delaware
Vinhedo do Brasil Projetos Imob. Ltda	Brazil
Viracopos LLC	Delaware
Viracopos Brazil LLC	Delaware
WRI HR Retail Venture I LLC	Delaware